UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2012

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	32-0326395 (I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 500

San Diego, California 92122

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Foreclosure Solutions, Inc.
(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to CannaVEST Corp.

Change of Control

On November 16, 2012, Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC and Bamburgh Holdings, LLC (the “Buyers”), acquired a total of 5,000,000 shares of common stock of the Company (formerly known as Foreclosure Solutions, Inc.) from H.J. Cole, the Company’s sole director and former sole officer (“Cole”), pursuant to the Stock Purchase Agreement by and among the Buyers, Cole and the Company (the “Cole Purchase Transaction”). Concurrently with the Cole Purchase Transaction, the Buyers acquired a total of 1,979,900 shares of common stock of the Company from other shareholders of the Company in a series of private transactions (the “Non-Affiliate Purchase Transactions”). The Buyers purchased all of the 6,979,900 shares in the Cole Purchase Transaction and the Non-Affiliate Purchase Transactions for an aggregate purchase price of $375,000. Upon consummation of the transactions described above, the Buyers collectively acquired 99.7% of the total issued and outstanding shares of common stock of the Company. The funds used for these share purchases were cash loaned to each of the Buyers from Mr. Stuart Titus pursuant to the terms of individual promissory notes entered into by Mr. Titus and the sole member of each of the Buyers.

The foregoing description of the terms of the Cole Purchase Transaction is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as Exhibit 10.1 to the Form 8-K filed with the Securities Exchange Commission on November 30, 2012, which is incorporated by reference herein. The foregoing description of the terms of the Non-Affiliate Purchase Transactions is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement (Non-Affiliate) filed as Exhibit 10.2 to the Form 8-K filed with the Securities Exchange Commission on November 30, 2012, which is incorporated by reference herein, and is representative of each agreement for each of the Non-Affiliate Purchase Transactions.

Change in Officers and Board of Directors

On November 26, 2012 and pursuant to the transactions described above, H.J. Cole submitted a resignation letter pursuant to which he resigned from his position as President, Secretary and Treasurer of the Company. The resignation of Mr. Cole was not a result of any disagreements relating to the Company’s operations, policies or practices.

On November 26, 2012 and pursuant to the transactions described above, by a consent to action without a meeting by unanimous consent of the board of directors of the Company (the “Board”), the Board accepted the resignation of Mr. Cole and appointed Mr. Michael Mona, Jr. as the President, Secretary and Treasurer of the Company.

The foregoing description of the change in officers of the Company is qualified in its entirety by referenced to the Current Report on Form 8-K filed with the Securities Exchange Commission on November 30, 2012, which is incorporated by reference herein.

On January 28, 2013, H.J. Cole submitted a resignation letter pursuant to which he resigned from his position as the Company’s sole member of the Board of Directors and named Michael Mona, Jr. as his successor board member pursuant to Section 3.04 of the Company’s Bylaws. The resignation of Mr. Cole was not a resolute of any disagreements relating to the Company’s operations, policies or practices.

Mr. Mona, 58, possesses over 25 years of experience in the field of construction, investments and project development, holding various senior positions in these fields since 1987.  Since 1994, Mr. Mona has served as the President of M&M Development, Inc. and in such role has overseen the construction and operation of various apartment projects, hotels and recreational vehicle parks throughout Las Vegas, Nevada.

Acquisition of Certain Assets of PhytoSPHERE Systems, LLC

On December 31, 2012, we entered into an Agreement for Purchase and Sale of Assets (the “Purchase Agreement”) with PhytoSPHERE Systems, LLC, a Delaware limited liability company (“PhytoSPHERE”), whereby the Company acquired certain assets of PhytoSPHERE in exchange for an aggregate payment of $35,000,000, payable in five (5) installments of either cash or common stock of the Company, in the sole discretion of the Company. Pursuant to the Agreement, the Company acquired from PhytoSPHERE certain tangible assets, including equipment and inventory, all web domains of PhytoSPHERE, existing bank accounts with a total balance of $50,774.55, phone numbers, e-mail addresses and postal addresses, vendor lists, permits, licenses and other approvals, and all existing and pending contracts. Notably, pursuant to the Purchase Agreement we acquired from PhytoSPHERE all of its rights, and assumed all of its liabilities, under contracts with hemp production and processing facilities in three foreign countries in Europe, which allows us to secure raw product for the development and production of products. We also secured the exclusive license to the name “PhytoSPHERE” and “PhytoSPHERE Systems” for use in the development and commercialization of hemp-based products.

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The Purchase Agreement requires payment as follows: (a) $4,500,000 on or before January 31, 2013; (b) $6,000,000 on or before March 30, 2013; (c) $8,000,000 on or before June 30, 2013; (d) $10,000,000 on or before September 30, 2013; and $6,500,000 on or before December 31, 2013. For any installments paid by the issuance of stock, the number of shares of stock issuable by the Company is determined by reference the closing price of our common stock on the day prior to issuance. The price is subject to a “collar”, whereby in no event will the shares issuable pursuant to the Purchase Agreement be priced at more than $6.00 per share, and in no event will the shares be priced at less than $4.50 per share.

PhytoSPHERE is a Delaware limited liability company owned by Medical Marijuana, Inc. (MJNA.PK), an Oregon corporation, and Hemp Deposit and Distribution Corporation, a Delaware corporation. Our Chief Executive Officer and sole member of our Board of Directors, Michael Mona, Jr., owns and/or controls approximately 37,337,000 shares of common stock of Medical Marijuana, Inc., which represents approximately 4% of the issued and outstanding shares of the capital stock of Medical Marijuana, Inc. as of February 11, 2013. Mr. Mona does not hold any management position with Medical Marijuana, Inc. or serve on its board of directors, nor has he held any such position previously. Mr. Mona neither owns shares in, nor serves Hemp Deposit and Distribution Corporation in any capacity, nor has he done so previously.

On January 29, 2013, the Company issued to PhytoSPHERE 900,000 shares of the Company’s common stock in satisfaction of its first payment obligation due under the Purchase Agreement. The shares represented 11.4% of the issued and outstanding share of the Company’s common stock as of February 11, 2013, and were calculated based on a price per share of the Company’s common stock of $5.00 pursuant to the terms of the Purchase Agreement.

The foregoing summary description of the terms of the Agreement for Purchase and Sale of Assets may not contain all information that is of interest to the reader. For further information regarding the terms of the Purchase Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.3, and is incorporated herein by this reference.

Name Change

On January 29, 2013, the Company amended its Certificate of Formation to change its name to CannaVEST Corp. The amendment was effected by the filing of a Certificate of Amendment with the Texas Secretary of State, Form 424. A copy of the Certificate of Amendment is attached to this Report on Form 8-K as Exhibit No. 3.2.

The name change and the Certificate of Amendment were approved by 88.3% of the holders of the Company’s common stock by written consent.

In connection with changing its name, the Company has also requested a new trading symbol, which will be assigned on or about February 26, 2013, by the Financial Industry Regulatory Authority (“FINRA”). The company will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Form 10 Information Disclosure

Based on the foregoing, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to our business operations as a developer and provider of end consumer products to the nutriceutical industry containing the hemp plant extract, CBD.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, marketability of our products; legal and regulatory risks associated with the share exchange our ability to raise additional capital to finance our activities; the effectiveness, profitability and; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

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Overview

We were incorporated under the name Foreclosure Solutions, Inc. in the State of Texas on December 9, 2010. To date, we have had no revenues and our sole assets consist of the assets purchased on December 31, 2012 from PhytoSPHERE Systems, LLC, as more fully set forth herein. We have incurred losses since inception.

We were incorporated with the intention to commence operations in the business of selling realtor services to prospective homebuyers interested in foreclosed residential properties. We were not able to secure financing for this business plan and have consequently experienced a change of control and a change of business focus. On November 16, 2012, Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC and Bamburgh Holdings, LLC (the “Buyers”), acquired a total of 6,979,900 shares of our common in a series of private transactions. Upon consummation of the transactions, the Buyers collectively acquired 99.7% of our total issued and outstanding shares of common stock.

We maintain our business offices at 4660 La Jolla Village Drive, Suite 500, San Diego, California 92122, and our telephone number is (866) 290-2157.

We are in the business of developing, producing, marketing and selling end consumer products to the nutriceutical industry containing the hemp plant extract, Cannabidoil (CBD). We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. CBD is derived from hemp stalk and seed. This legal substance can be used with foods and nutritional supplements for consumer health and wellness benefits as well as in the pharmaceutical industry. We anticipate launching our first product to large commercial buyers as early as March 2013, and having products on the market available to consumers shortly thereafter. Our line of products is expected to grow throughout the year – by year end 2013 we anticipate a full line of CBD and hemp-related consumer products.

On December 31, 2012, we acquired certain assets more particularly described above in “Acquisition of Certain Assets of PhytoSPHERE Systems, LLC” from PhytoSPHERE Systems, LLC (“PhytoSPHERE”), including the rights to secure hemp raw product from processing facilities in three foreign countries in Europe. Under current federal regulations, hemp may not be grown in the United States but it may legally be imported pursuant to federal and state regulation. Our acquisition of PhytoSPHERE’s supply chain contracts allow us to secure raw hemp product, including CBD, from its vendors’ self-contained hemp cultivation and hemp oil processing facilities.

In addition to purchasing the supply chain contracts of PhytoSPHERE, we acquired from PhytoSPHERE (i) an exclusive license to use the names “PhytoSPHERE” and “PhytoSPHERE Systems” in the development and commercialization of hemp-based products including CBD, (ii) inventory of PhytoSPHERE including 460 kg of CBD, (iii) tangible equipment, (iv) cash-on-hand of $50,774.55, (v) all URLs and domain names of PhytoSPHERE, and (vi) all landline telephone numbers and postal addresses. all web domain names and URLs affiliated with PhytoSPHERE. The foregoing summary description of the terms of the Agreement for Purchase and Sale of Assets may not contain all information that is of interest to the reader.

For further information regarding the terms of the Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.3, and is incorporated herein by this reference.

We produce superior raw ingredients for neutraceutical markets. Our highly-efficient growth, packaging and extraction methods will provide a compact, safe, pollutant-free facility which will allow us to:

•	Greatly increase plant production through yields that we believe will significantly exceed traditional methods.
•	Completely control the cultivation environment resulting in superior plant growth, uniform strain purity, quality crop production, and year-round production potential.
•	Reduce per-unit costs compared to traditional methods by eliminating the use of pesticides, fungicides and herbicides.
•	Produce pharmaceutical grade extracts.
•	Establish antibacterial environments and packaging systems.
•	Control post production processing with proprietary standardization methods.

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Our three core methods of production consist of:

•	A module that places rows of plants perpendicular to an interior light source, which helps accelerate the growth rate and efficiency of the particular plant that is being cultivated.
•	Computer operated sprayers ensure even distribution of nutrient feeding solutions to the crops resulting in an abundance of plants with strong, compact, and multi-directional growth. This state-of-the-art technology is fully contained, meaning crops can be grown year-round in any location using precise combinations of light, water, and nutrients to maximize production.
•	An antibacterial product clipping, curing and packaging system, allowing for a truly pharmaceutical grade method of cultivation.
•	An extraction and production process for cannabinoid based compounds derived from the cannabis plant, which uses standardized processes and technology to create the world's leading pharmaceutical grade extracts.

With the purchase of the PhytoSPHERE assets, we expect to be able to develop broadly applicable raw ingredients, and provide these raw ingredients for the production and development of multiple existing and developing product applications. We expect to cultivate thousands of acres of industrial hemp in these special microclimates located abroad. As demand for specialty hemp oil products continues to grow, we will increase the amount of acreage under cultivation beyond those acquired from PhytoSPHERE, and if the domestic regulations allow, we will commence production in the United States. We will manage the entire growth and manufacturing operation starting from the initial planting of specialty cultivars through the monitoring of the growth cycle to harvesting the crops and producing the end products. In these unique foreign environments, we raise hemp cultivars with high levels of cannabinoil (CBD), with are then processed into raw hemp oil.

In addition, we are currently in early discussions to secure a hemp oil production facility in the State of Colorado. The State of Colorado Constitutional Amendment 64 (passed November 6, 2012) supports the planting of a hemp crop as early as the spring of 2013. We are also exploring other national and international hemp business opportunities and acquisitions. Major areas of future interest include hemp based textiles, building materials, bio-fuels, paper, bio-plastics, livestock feed/bedding as well as consumer personal care products. There is also a significant market within the pharmaceutical industry for medical-grade hemp and medical cannabis products.

Hemp – an Overview

Hemp is an industrial plant related to marijuana. Fiber from the plant long has been used to make paper, clothing, rope and other products. Its oil is found in body-care products such as lotion, soap and cosmetics and in a host of foods, including energy bars, waffles, milk-free cheese, veggie burgers and bread.

Presently, the U.S. annual market for imported hemp products is estimated at $450 million. This includes clothing and textiles, hemp-based foods, nutritional supplements and body care products (source: www.drugwarfacts.com). The hemp plant was one of mankind’s first cultivated plants and there is a significant history behind this historical plant. With the help of the simple hemp plant, we believe our society could eliminate smog and pollution from transportation while creating a clean, safe energy source that could replace nuclear power, while removing toxins from and adding back nutrients to our present depleted soils around the world.

Hemp may be the fastest growing biomass, producing upwards to 25 tons of dry matter per hectare (1 hectare equals 2.47 acres) per year. By comparison, a typical yield in large, modern scale agriculture yields 2.5 – 3.5 tons per acre. Approximately 1 ton of bast fiber and 2 – 3 tons of core material can be decorticated from 3 – 4 tons of good quality, dry retted hemp straw.

Numerous uses exist, including hemp plant extracts that are used as a medicine, nutritional supplements and food sources. Cannabidiol or CBD as it is known, has shown significant benefit with numerous medical conditions, including pain reduction, diabetes, treatment of inflammatory conditions (rheumatoid arthritis), as an anti-oxidant, neuro-degenerative conditions and research continues to show benefit for cancer patients. Beyond this, applications into textiles, building materials, bio-fuels, paper, bio-plastics, livestock feed/bedding as well as personal care products are readily available.

Hemp is a cousin to marijuana as both are classified under the same biological category of Cannabis L Sativa. The basic difference between the two is that marijuana has significant amounts of tetrahydrocannabinoil (THC) (5–20%), a psychoactive ingredient; whereas hemp has virtually no THC (less than 0.3%). This 0.3% THC in hemp is not high enough to provide the colloquial “high” to support recreational usage. Typical marijuana ranges from 5–20% THC for psychoactive usage. Canada, China and the United Kingdom are examples of major industrialized countries that have grown hemp responsibly and thrived from their endeavors.

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Market, Customers and Distribution Methods

The market, customers and distribution methods are large and diverse. These markets range from hemp-based bio plastics to textiles. This is an ever-evolving distribution system that today only has a few outlets in mainstream commercial and retail stores. However, we believe that as awareness grows for the “green,” environmentally-friendly products derived from hemp\cannabis, the industry will adapt its current product lines to integrate them with hemp-based additives or replace harmful components in their existing products with the components of hemp\cannabis.

To understand the market, consumers as well as distribution methods, we have studied all the uses of hemp\cannabis, its legal structure in the U.S. and abroad, including the European Union, Africa and Latin America. There are more than 50,000 known uses for hemp\cannabis based products, most of which were used in the past and were replaced by cotton, petroleum\oil, concrete, corn\soybeans. We believe the market potentially represents trillions of dollars in worldwide product sales. The Company will focus on the products management feels will have the greatest positive environmental impact, profitability and ease to market. These tend to be new, innovative products as well as the replacement of raw base materials for products that exist today, such as plastics, fuel, textiles, foods and medical delivery devices.

Our target customers are first and foremost end consumers via Internet sales, direct-to-consumer health and wellness stores, collectives, cooperatives, affiliate sales and master distributors. Secondarily, we are targeting manufactures of products that can readily replace their raw base materials for our base materials, making the products more environmentally friendly and sustainable. Next, we will target retail stores with major distribution companies who have preexisting relationships with major retail chain stores. As we continue to develop our business, these markets may change, be re-prioritized or eliminated as management responds to consumer and regulatory developments.

Competition

There are many developers of hemp-based consumer products, many of which are under-capitalized which we consider to be viable acquisition targets. We are currently in early-stage negotiations to purchase existing product lines, sources of CBD and other assets from competing companies. There are also large, well-funded companies that currently do not offer hemp-based products but may do so in the future.

Intellectual Property

We have not filed for any trademark protection, and currently we do not have any other intellectual property. Upon finalizing our product development and acquiring new products from existing companies, we will either acquire valuable intellectual property or, for products we develop, we will seek trademark and patent protection as advisable.

Research and Development

We did not incur any research and development expenses during the period from December 9, 2010, (inception) to our most recent fiscal year ended December 31, 2011. We anticipate that we will spend $2 million to $3 million dollars on research and development during the next 12 months.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulation

Hemp is not legal to grow in the U.S. under federal law due to its relation to marijuana, although it may be imported and sold in the U.S. Importation is subject to a “zero tolerance” policy as a controlled substance under the U.S. Controlled Substances Act. In certain states, the cultivation of hemp is legal (North Dakota, Hawaii, Kentucky, Maine, Maryland, Oregon, California, Montana, West Virginia and Vermont).

Upon the production and sale of hemp-based products to consumers, our products will be required to comply with various regulations, including Federal Food and Drug Administration approvals.

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Employees

As of February 11, 2013, we did not have any employees. Michael Mona, Jr., our current sole officer and director, spends about 50 hours per week on our operations. We are currently in discussions with qualified individuals to engage them for our research, development, business plan implementation and acquisition of currently operating businesses.

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this current report, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This current report also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this current report.

Risks Related to Our Business

We require additional funding to continue our operations. If we do not secure additional funding, we may not be able to develop our business which will affect our ability to generate revenues and achieve profitability.

Our failure to raise additional capital to finance our business could force us to limit or cease our operations. Our business plan contemplates that we will develop and acquire hemp-based products, but we do not currently have the funds needed to make such acquisitions. Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, finance the acquisition of businesses or provide working capital to develop products and grow and sustain operations, which would negatively impact our business and our ability to generate revenues and achieve profitability.

Investors may not be able to adequately evaluate our business due to our short operating history, lack of revenues and no customers. We may not be successful in developing our products or our services and the value of your investment could decline.

We are a start-up company with no operating history, no products and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and highly-regulated industry, including the following factors:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	governmental regulation may negatively affect our ability to develop, market and sell our products;
•	we may not be able to raise the capital required to develop our client base and reputation; and
•	we may not be able to successfully develop our planned products and services.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of our common stock will decline.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues; and (iii) our dependence on sale of equity securities and receipt of capital from outside sources to continue in operation. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. If we are unable to obtain financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, curtail or cease our operations. If this happens, you could lose all or part of your investment.

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Success depends in part on our ability to attract and retain our personnel, which we may or may not be able to do. Our failure to do so could prevent us from achieving our goals and becoming profitable.

Although we do not anticipate problems attracting and retaining key personnel, we believe that our inability to attract or retain our personnel could have a material adverse effect on our ability to conduct our business. If we are unable to retain personnel, we may not be able to provide adequate services and marketing to develop and maintain a good reputation and brand in the market, which could prevent us from generating sufficient revenues to become profitable.

We have a substantial financial obligation to PhytoSPHERE Systems, LLC in connection with our acquisition of assets, and we must either pay substantial installments of cash or substantial equity issuances throughout 2013.

The Agreement for Purchase and Sale of Assets (the “Purchase Agreement”) between the Company and PhytoSPHERE Systems, LLC (“PhytoSPHERE”) requires us to make payments of an aggregate of $35,000,000. $30,500,000 remains to be paid during the course of 2013 in four (4) installments. The Company may, in its discretion, choose to make its payments by the issuance of shares of common stock priced at the closing price of our common stock on the day prior to issuance, subject to a “collar” where the price will not exceed $6.00 per share or be less than $4.50 per share. Upon the issuance of shares to satisfy our obligations to PhytoSPHERE pursuant to the Purchase Agreement, our stockholders will suffer significant dilution.

In addition to our obligation to issue stock pursuant to the Purchase Agreement, we assumed the obligations of PhytoSPHERE pursuant to certain production contracts, which includes an obligation for the Company to pay 3.2 million Euros in 2013 for raw hemp product. If we are unable to meet this obligation, and the other obligations under our production agreements, we will be unable to secure product necessary to develop and commercialize our products, which would have a materially negative effect on our business and operations.

We may be unable to effectively develop an intellectual property portfolio or may fail to keep pace with advances in technology.

We have a limited operating history in the hemp industry and there is no certainty that we will be able to effectively develop a viable portfolio of intellectual property. The success of our hemp-based products, which are the core of our business, depends upon our ability to create such intellectual property.

Even if we are able to develop, manufacture and obtain any regulatory approvals and clearances necessary for our products and methods, the success of our products will depend upon market acceptance. Levels of market acceptance for our services could be affected by several factors, including:

•	the availability of alternative services from our competitors;
•	the price and efficacy of our products relative to that of our competitors; and
•	the timing of our market entry.

Additionally, our intellectual property must keep pace with advances by our competitors. Failure to do so could cause our position in the industry to erode rapidly.

We will produce products for consumption by consumers that may expose us to litigation based on consumer claims and product liability.

The raw materials produced or acquired by us will be integrated into our products which will be consumed by the general public. Even though we intend to sell products that are safe, we have potential product risk from the consuming public. We could be party to litigation based on consumer claims, product liability or otherwise that could result in significant liability for us and adversely affect our financial condition and operations.

Risks Related to the Ownership of Our Stock

Though our common stock is quoted on the OTC Bulletin Board, trading of our stock is sporadic. This could adversely affect your ability to sell your shares and the available price for the shares when sold. You may not be able to sell your shares at your purchase price or at any price at all.

Our common stock currently is quoted on the OTC Bulletin Board under the trading symbol “FCLS”. The market for our stock is highly volatile. We cannot assure you that there will be a market in the future for our common stock. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. You may not be able to sell your shares at your purchase price or at any price at all.

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Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in an offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

We do not intend to pay dividends and there will thus be fewer ways in which you can make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you can make a gain on your investment.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending December 31, 2012. We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities. While we expect to expend significant resources to satisfy this requirement, we may not be able to achieve our objective on a timely basis.

Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations for the years ended December 31, 2011 and the nine months ended September 30, 2012 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors appearing earlier in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

Our focus is to produce, market and distribute hemp-based consumer products as well as acquire existing businesses involved in the industrial hemp industries. We cannot assure you that market conditions or our financial resources will be sufficient to undertake these and other steps that we anticipate will be necessary. The development of products in this highly regulated environment carries significant risks and uncertainties that are beyond our control. As a result, we cannot assure that we will successfully market and sell our planned products or, if we are able to do so, that we can achieve sales volume levels that will allow us to cover our fixed costs.

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We expect that we will need to raise approximately $5 million in the next 12 months to fund our business. Given the small size of our company and the early stage of our operations, we may find it difficult to raise sufficient capital to meet our needs. We do not have any firm commitments for additional capital and there are no assurances it will be available to us. If we are unable to access capital as necessary, our ability to generate revenues and to continue as a going concern will be in jeopardy.

Going Concern

The report of our independent registered public accounting firm on our financial statements for the period ended December 31, 2011 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net loss and cash used in operations. Those factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to exit development state, generate revenues or report profitable operations or to continue as a going concern, in which investors would lose their entire investment in our company.

Critical Accounting Policies and Estimates

The preparation of these financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. On an ongoing basis management evaluates its critical accounting policies and estimates.

A “critical accounting policy” is one which is both important to the understanding of the financial condition and results of operations of the Company and requires management’s most difficult, subjective, or complex judgments, and often requires management to make estimates about the effect of matters that are inherently uncertain. Management believes the following accounting policies fit this definition:

Revenue Recognition

Our revenue recognition policy is consistent with the criteria set forth in Staff Accounting Bulletin 104— Revenue Recognition (“SAB 104”) for determining when revenue is realized or realizable and earned. We recognize revenue in accordance with the requirements of SAB 104 that:

•	persuasive evidence of an arrangement exists;
•	delivery has occurred;
•	the seller’s price to the buyer is fixed or determinable; and
•	collectability is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates for the periods reported include certain assumptions used in deriving the fair value of share-based compensation recognized, the useful life of tangible assets and the future value of our website development costs. Assumptions and estimates used in these areas are material to our reported financial condition and results of our operations. Actual results will differ from those estimates.

Long-Lived Assets

In accordance with Accounting Standards Codification (ASC) Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property, plant and equipment is measured by comparing its carrying value to the undiscounted projected future cash flows that the asset(s) are expected to generate. If the carrying amount of an asset is not recoverable, we recognize an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value, which is generally determined as the present value of estimated future cash flows or at the appraised value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property, plant and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator.

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Results of Operations

Nine-month period ended September 30, 2012

We had no revenue or cost of revenues during the above-referenced period.

Our general and administrative expenses consisted of accounting and administrative costs, professional fees and other general corporate expenses. General and administrative expenses for the nine month period ended September 30, 2012 were $36,271 compared to $77,006 for the nine month period ended September 30, 2011. The $40,735 decrease was largely related to consulting, legal and accounting expense associated with the filing of our Form S-1 filed in 2011 and costs associated with our website produced in 2011.

Year ended December 31, 2012

We did not generate any revenues during 2012.

Our general and administrative expenses in for the year ended December 31, 2011 consisted primarily of legal, accounting, and SEC filing costs incurred in connection with the filing of our Form S-1 and our second and third quarter 2011 quarterly reports. General administrative expenses for the above-referenced period were $88,092.

Liquidity and Capital Resources

As of September 30, 2012, our cash balance was $163, our outstanding debt totaled $77,355 (of which $50,400 represents advances made to the Company by Mr. Cole), and our working capital deficit was $77,192.

The Company has yet to attain a level of operations which allows it to meet its current overhead. We do not contemplate attaining profitable operations until such time as management executes its plans for future operations nor is there any assurance that such an operating level can ever be achieved once such plans are executed. We expect to be dependent upon obtaining additional financing in order to adequately fund working capital, infrastructure and expenses in order to execute plans for future operations so that we can achieve a level of revenue adequate to support our cost structure, none of which can be assured. These factors raise substantial doubt about our ability to continue as a going concern and the accompanying financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

PROPERTIES

Our office space is temporary, and a new location is being sought currently to accommodate our new contractors and staff that we are hiring as we develop and acquire the hemp related companies. The office totals approximately 500 square feet in area, however we are looking for a space to accommodate our new hires and consultants which we believe would require nearly 5,000 square feet . Our office is located at 4660 La Jolla Village Drive, Suite 500, San Diego, California 92122, and our telephone number is (866) 290-2157.

Security Ownership of Certain Beneficial Owners and Management

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

On February 11, 2013, there were 7,900,000 shares of our common stock outstanding. The following table sets forth certain information with respect to beneficial ownership of our common stock immediately by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;
•	Each named executive officer;
•	Each director; and
•	All of the named executive officers and directors as a group.

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Unless otherwise indicated, the person(s) and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Mai Dun Limited, LLC Mercia Holdings, LLC General Hemp, LLC Bamburgh Holdings, LLC	2,861,759 2,861,759 628,191 628,191	36.22% 36.22% 7.95% 7.95%
	Medical Marijuana, Inc.(2)	720,000	9.11%

	All Officers and Directors as a Group	-	-%

	All 5%+ Shareholders as a Group	7,699,900	97.45%

(1)	Based on 7,900,000 issued and outstanding shares of our common stock as of February 4, 2013.

(2)

PhytoSPHERE Systems, LLC received 900,000 shares of our common stock on January 29, 2013 and distributed the shares pro rata to its sole owners, Medical Marijuana, Inc. (720,000) and Hemp Deposit and Distribution Corporation (180,000).

Directors and Executive Officers

At the closing of the purchase transactions described herein on November 16, 2012, Mr. H.G. Cole, our then sole officer and director, resigned his positions as President, Secretary and Treasurer of the Company, and retained his position as our sole member of the Board of Directors. Concurrently with Mr. Cole’s resignation, Mr. Michael Mona, Jr. was appointed our sole officer to serve until our next annual meeting of shareholders or his earlier resignation, removal or death. Biographical information regarding Mr. Mona is as follows:

Name	Age	Position
Michael Mona, Jr.	58	Sole Director; President, Secretary and Treasurer

Michael Mona, Jr. Mr. Mona possesses over 25 years of experience in the field of construction, investments and project development, holding various senior positions in these fields since 1987.  Since 1994, Mr. Mona has served as the President of M&M Development, Inc. and in such role has overseen the construction and operation of various apartment projects, hotels and recreational vehicle parks throughout Las Vegas, Nevada.

Our sole director, Mr. Mona, will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Committees of the Board of Directors

We do not have any committees of the Board, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any other committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our early stage of operations, we do not anticipate that any of our stockholders will make such a recommendation until at such time as we have begun to implement our business model and are generating revenues, if then. Even then, we do not know if any of our stockholders will make a recommendation for any candidate to serve on our Board given the relatively small size of our company and current lack of directors and officers’ insurance coverage. As set forth above, in the future we expect to expand our Board to include independent directors. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

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Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Audit Committee and Charter

We do not currently have an audit committee.

Code of Ethics

We have adopted a corporate code of ethics. A copy of the code is attached as exhibit 14.1 to this current report on Form 8-K.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Compensation of Directors

Our director did not receive any compensation for his services as directors from our inception to the date of this report. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Conflicts of Interest

Our director and officer are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at September 30, 2011. The value attributable to any option awards, if any, is computed in accordance with FASB ASC 718.

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Summary Compensation Table

Name and Principal Position (a)	Year or Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
H.J. Cole	2011	-0-							-0-
	2010 (1)	$500(2)							$500
(1)	For the period from December 9, 2010 (inception) through December 31, 2011.
(2)	On December 9, 2010, we issued 5,000,000 shares of Common Stock to H.J. Cole, our sole director and former sole officer, in consideration of services valued at $500.

Compensation arrangement with Mr. Mona

Mr. Mona has not been compensated to date. The Company anticipates entering into an Employment Agreement to establish a monthly salary with Mr. Mona once the Company has successfully received funding.

Option Grants

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,

DIRECTOR INDEPENDENCE

Except for the transactions described below, none of our directors, officers or principal shareholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transaction, which materially affects the Company or has affected the Company.

On December 9, 2010, we issued 5,000,000 shares of restricted common stock to H.J. Cole, our sole then officer and director, in consideration of services valued at $500, which services included researching names for our company, founding and organizing our company, and securing the rights to the domain name for our website. The shares issued to Mr. Cole represented 71.4% of our issued and outstanding shares as of December 31, 2011. In 2010, Mr. Cole advanced us $10,000 which was repaid during the first quarter 2011. Also during the first quarter of 2011, the Company paid H. J. Cole, sole officer and director, $10,000 to reimburse him for services rendered, the cost of licensing fees that he previously incurred for the Company, and to pay for additional training relative to the foreclosure real estate market. These costs were recorded as general and administrative expense in the accompanying financial statements. During 2011, Mr. Cole advanced the Company $20,800 and refunded the Company $5,000 for payments made during the first quarter of 2011. All of the Company’s debt to Mr. Cole was retired in connection with the change in control transaction on November 16, 2012.

Our executive, administrative and operating offices are located at 4660 La Jolla Village Drive, Suite 500, San Diego, California 92122. We have no written lease evidencing this arrangement.

Since our inception on December 9, 2010, we have had no other promoters other than Mr. Cole.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "FCLS." The following table sets forth the reported high and low closing bid prices for our common stock as reported on the OTC Bulletin Board for the following periods. These prices do not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

	High	Low
Fiscal 2011
January 1, 2011 - March 31, 2011	$0	$0
April 1, 2011 – June 30, 2011	$0	$0
July 1, 2011 - September 30, 2011	$0	$0
October 1, 2011 – December 31, 2011	$0	$0

Fiscal 2012
January 1, 2012 – March 31, 2012	$0	$0
April 1, 2012 – June 30, 2012	$0	$0
July 1, 2012 - September 30, 2012	$0	$0

The last sale price of our common stock as reported on the OTC Bulletin Board on February 7, 2013 was $5.00 per share. As of February 11, 2013, there were approximately 37 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

We are authorized to issue 190,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. At February 11, 2013, we had 7,900,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

We are authorized to issue 10,000,000 shares of $0.001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

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Indemnification of Directors and Officers and Limitation of Liability

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Article Seven, Section 7.03 of the Company’s Bylaws; and
•	Section 8.105 of the Texas Business Organizations Code (the “TBOC”).

Our Bylaws provide that “[t]he Corporation will indemnify its directors, officers, and other persons referenced in the Certificate to the fullest extent permitted by the TBOC . . .”.

Section 8.101 of the TBOC provides:

(a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that:

(1) the person:

(A) acted in good faith;

(B) reasonably believed:

(i) in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and

(ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and

(C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful;

(2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(3) indemnification should be paid.

(b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise.

(c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise.

(d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by:

(1) judgment;

(2) order;

(3) settlement;

(4) conviction; or

(5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC provides:

(a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against:

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(1) a judgment; and

(2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.

(b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit:

(1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding;

(2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and

(3) may not be made in relation to a proceeding in which the person has been found liable for:

(A) wilful or intentional misconduct in the performance of the person's duty to the enterprise;

(B) breach of the person's duty of loyalty owed to the enterprise; or

(C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

(c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Section 8.104 of the TBOC provides:

(a) An enterprise may pay or reimburse reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the determinations required under Section 8.101(a) after the enterprise receives:

(1) a written affirmation by the person of the person's good faith belief that the person has met the standard of conduct necessary for indemnification under this chapter; and

(2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Section 8.102.

(b) A provision in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the payment or reimbursement permitted under this section authorizes that payment or reimbursement after the enterprise receives an affirmation and undertaking described by Subsection (a).

(c) The written undertaking required by Subsection (a)(2) must be an unlimited general obligation of the person but need not be secured and may be accepted by the enterprise without regard to the person's ability to make repayment.

Section 8.105(b) of the TBOC provides that “[a]n enterprise shall indemnify an officer to the same extent that indemnification is required under this chapter for a governing person.”

Section 8.106 of the TBOC provides that “. . . an enterprisese may pay or reimburse reasonable expenses incurred by a governing person, officer, employee, agent, delegate, or other person in connection with that person’s appearance as a witness or other participation in a proceeding at a time when the person is not a respondent in the proceeding.”

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information provided in Item 1.01 – “Acquisition of Certain Assets of PhytoSPHERE Systems” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In addition to the payment obligations to PhytoSPHERE Systems, LLC for the purchase of assets pursuant to the Agreement for Purchase and Sale of Assets of PhytoSPHERE Systems, LLC, the Company assumed obligations pursuant to certain existing contracts of PhytoSPHERE Systems, LLC, which includes an obligation to pay 3.2 million Euros in 2013 for raw hemp product.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 – “Acquisition of Certain Assets of PhytoSPHERE Systems” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 5.01	Changes in Control of Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2012 and pursuant to the transactions described above, H.J. Cole submitted a resignation letter pursuant to which he resigned from his position as President, Secretary and Treasurer of the Company. The resignation of Mr. Cole was not a result of any disagreements relating to the Company’s operations, policies or practices.

On November 26, 2012 and pursuant to the transactions described above, by a consent to action without a meeting by unanimous consent of the board of directors of the Company (the “Board”), the Board accepted the resignation of Mr. Cole and appointed Mr. Michael Mona, Jr. as the President, Secretary and Treasurer of the Company.

On January 28, 2013, H.J. Cole submitted a resignation letter pursuant to which he resigned from his position as the Company’s sole member of the Board of Directors and named Michael Mona, Jr. as his successor board member pursuant to Section 3.04 of the Company’s Bylaws. The resignation of Mr. Cole was not a resolute of any disagreements relating to the Company’s operations, policies or practices.

Mr. Mona, 58, possesses over 25 years of experience in the field of construction and project development, holding various senior positions in these fields since 1987.  Since 1994, Mr. Mona has served as the President of M&M Development, Inc. and in such role has overseen the construction and operation of various apartment projects, hotels and recreational vehicle parks throughout Las Vegas, Nevada.

Item 5.03	Amendment to Articles of Incorporation

On January 29, 2013, the Company amended its Certificate of Formation to change its name to CannaVEST Corp. The amendment was effected by the filing of a Certificate of Amendment with the Texas Secretary of State, Form 424. A copy of the Certificate of Amendment is attached to this Report on Form 8-K as Exhibit No. 3.2.

The name change and the Certificate of Amendment were approved by 88.3% of the holders of the Company’s common stock by written consent.

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In connection with changing its name, the Company has also requested a new trading symbol, which will be assigned on or about February 26, 2013, by the Financial Industry Regulatory Authority (“FINRA”). The company will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Item 5.05	Amendment to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics

On January 30, 2013, tour Board of Directors adopted and approved our Code of Ethics (the “Code”), attached to this Current Report on Form 8-K. Prior to the adoption of the Code, we did not have a code of ethics that applies to our directors, officers and employees.

The purpose of the Code is to (i) facilitate full, fair, accurate, timely and understandable disclosure, (ii) provide that complaints that allege possible violations of the Code be reported to the persons, and in the manner, specified in the Company’s Policy and Procedures for Addressing Complaints Alleging Misconduct or Violation of Law or Policy, and (iii) provide that any waiver of the Code may only be made by the Board or the Audit Committee of the Board, if applicable.

The description of the Code is qualified in its entirety by reference to the full extent of the Code filed as Exhibit 12.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), our audited financial statements as of December 31, 2011 and 2010 and for the year ended December 31, 2011 and from the period December 9, 2010 (inception) through December 31, 2011, as well as unaudited financial statements for the period ended September 30, 2012 are incorporated by reference hereby to our Quarterly Report on Form 10-Q filed on October 26, 2012 and our Annual Report on Form 10-K filed on April 6, 2012.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Formation of Foreclosure Solutions, Inc. (1)
3.2	Certificate of Amendment*
3.3	Bylaws of Foreclosure Solutions, Inc. (1)
3.4	Bylaws of Foreclosure Solutions, Inc. (formerly Guru Health Inc.) (1)
10.1	Stock Purchase Agreement, dated as of November 16, 2012, by and among Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC, Bamburgh Holdings, LLC, H.J. Cole and Foreclosure Solutions, Inc. (2)
10.2	Stock Purchase Agreement (Non-Affiliate), dated as of November 16, 2012, by and among Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC, Bamburgh Holdings, LLC, on the one hand, and Kevin Halter, on the other hand (2)
10.3	Agreement for Purchase and Sale of Assets of PhytoSPHERE Systems LLC*
14.1	Code of Business Conduct and Ethics*
16.1	Letter dated February 11, 2013 from Turner, Stone & Company, L.L.P. [CPA]*

(1)	Previously included as an exhibit to our Registration Statement on Form S-1 filed on March 31, 2011 and incorporated herein by this reference.
(2)	Incorporated by reference to the Current Report on Form 8-K as filed on November 30, 2012.
*	Attached.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2013

CANNAVEST CORP.

By: /s/ Michael Mona, Jr.

Michael Mona, Jr.

President, Secretary and Treasurer

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